SECURITY AGREEMENT


          This Security Agreement (Agreement) is made and entered into as of, 9th day of March 1995, by TODD PACIFIC SHIPYARDS CORPORATION, a Delaware corporation (Borrower), for the benefit of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association (U. S. Bank).

                                  R E C I T A L S :

       A     Concurrently with the execution hereof, U. S. Bank
and Borrower entered into a Business Loan Agreement (together with all supplements, exhibits, and amendments thereto, referred to as the Loan Agreement), pursuant to which U. S. Bank agreed to extend to Borrower credit facilities as more fully described therein (the Loan).

       B. Borrower wishes to grant to U. S. Bank a security interest in all its Accounts and Chattel Paper as security for all the Secured Obligations.

          NOW, THEREFORE, in order for U. S. Bank to make the Loan, Borrower agrees as follows:

                      ARTICLE I.  DEFINITIONS

          Unless otherwise defined herein, terms defined in the Loan Agreement shall have the same meanings when used herein.
For the purposes of this Agreement, the following terms shall have the following meanings:

          Account means any right to payment for goods sold or leased or for services rendered, whether or not it has been earned by performance, but not including Instruments held by Borrower for investment purposes and not as a result of goods sold or leased or services rendered or to be rendered.
          Account Debtor means the party who is obligated on or under any Account.


          Assignee Deposit Account shall have the meaning set forth in Section 5.7 hereof.

          Chattel Paper means all interest of Borrower in writings that evidence both a monetary obligation and a security interest in or a lease of specific goods, including any group of writings consisting of both a security agreement or a lease and an instrument or series of instruments.

          Collateral means all Accounts and Chattel Paper now owned or hereafter acquired by Borrower, or in which Borrower has or later obtains an interest (together with Instruments referred to in Section 3.5 hereof, specifically including, without limitation, Accounts and Chattel Paper arising out of that certain Jumbo Mark II Class Vessels Construction Contract No. 00-4464 entered into between Borrower and Washington State Ferries, a division of the Washington State Department of Transportation (together with all amendments, modifications, and replacements thereof) (the Jumbo Ferry Contract).

          Event of Default means an occurrence of a default or an event of default as defined in the Loan Agreement.

          Instrument means any negotiable instrument or security or other writing that evidences a right to the payment of money and is not itself a security agreement or lease and is of a type that is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          Intercreditor and Subordination Agreement means that certain Intercreditor and Subordination Agreement dated March 7,
1995 between U. S. Bank and Reliance Surety Company, together with certain of its affiliates.

          Loan Documents means the Loan Agreement, this
Agreement, the Note, and all other agreements, instruments, and documents arising out of or in any way relating to the Loan.

          Note means the promissory note executed and delivered by Borrower to U. S. Bank in order to evidence the Loan, together with all amendments, modifications, and replacements thereof.

          Secured Obligations means any past, present, or future Indebtedness of Borrower to U. S. Bank, and includes but is not limited to (a) any indebtedness, obligation, or liability of any kind arising in any way of Borrower to U. S. Bank, now existing or hereafter created, under the Loan Agreement, the Note, or the other Loan Documents, including any refinancing, renewal, replacement, extension, amendment, or substitution of such indebtedness, (b) any liability or obligation of Borrower hereunder, (c) the obligations of Borrower under any guaranty executed by Borrower and delivered to U. S. Bank, whereby Borrower guarantees the indebtedness of any Person other than Borrower to U. S. Bank, and (d) any cost, expense, or liability, including but not limited to reasonable attorney fees, that may be incurred and advances that may be made by U. S. Bank in any way in connection with any of the foregoing or any security therefor.

                     ARTICLE II.  GRANT OF SECURITY INTEREST

          As security for the payment and satisfaction of the Secured Obligations, Borrower hereby grants to U. S. Bank a continuing security interest in and assigns to U. S. Bank all of Borrowers right, title, and interest in the Collateral and all products, profits, rents, and proceeds thereof.

                     ARTICLE III.  COVENANTS OF BORROWER

          Borrower shall fully perform each of the covenants set forth below.

3.1     Obligations to Pay.

        (a) Borrower shall pay to U. S. Bank, in timely fashion and in full, all amounts payable by Borrower to
U. S. Bank, pursuant to the Loan Agreement, the Note, and the other Loan Documents; and

        (b) Borrower shall pay and reimburse U. S. Bank for all expenditures including reasonable attorney fees and legal expenses in connection with the exercise by U. S. Bank of any of its rights or remedies under the Loan Agreement or the other Loan
Documents.

       3.2 Performance. Borrower shall fully perform in a timely fashion every covenant, agreement, and obligation set forth in the Loan Agreement and the other Loan Documents.

       3.3    Further Documentation. At its own expense,
Borrower shall execute and deliver any financing statement, any renewal, substitution, or correction thereof, or any other similar document; shall procure any document; and shall take such further action as U. S. Bank may require in obtaining the full benefits of this Agreement.

       3.4 Filing Fees. Borrower shall pay all costs of filing any financing, continuation, or termination statement with respect to the security interests granted herein.

       3.5    Pledges.  Borrower shall deliver and pledge to
U. S. Bank, endorsed or accompanied by instruments of assignment or transfer satisfactory to U. S. Bank, any Instruments or Chattel Paper obtained by Borrower evidencing any Accounts.

       3.6 Maintenance of Records. Borrower shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral including but not limited to a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Borrower shall mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted herein. Borrower shall deliver and turn over to
U. S. Bank copies of all books and records pertaining to the Collateral at any time after the occurrence and during the continuation of an Event of Default, if so demanded by
U. S. Bank.

       3.7 Disposition of Collateral. Except as allowed in the Loan Agreement, and in the ordinary course of Borrowers business, or to the extent that the aggregate principal amount of collateral subject to compromise, forbearance or modification at any one time shall not exceed an aggregate value of $500,000, Borrower shall not sell or transfer any of the Collateral or release, compromise, or settle any obligation or receivable due to Borrower.

       3.8 Indemnification. Borrower agrees to pay, and to indemnify U. S. Bank and hold U. S. Bank harmless from, all liabilities, costs, and expenses including but not limited to legal fees and expenses with respect to or resulting from (a) any delay in paying any excise, sales, or other taxes that may be payable or determined to be payable with respect to any of the Collateral, (b) any delay by Borrower in complying with any requirement of law applicable to any of the Collateral, or
(c) any of the transactions contemplated by this Agreement. In any suit, proceeding, or action brought by U. S. Bank under any Account to enforce payment of any sum owing thereunder or to enforce any provisions of any Account, Borrower will indemnify
U. S. Bank and hold U. S. Bank harmless from all expense, loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, reduction, or liability whatsoever of the Account Debtor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to or in favor of such Account Debtor or its successors from Borrower.

       3.9 Limitations on Amendments, Modifications, Terminations, Waivers, and Extensions of Contracts and Agreements Giving Rise to Accounts. Borrower will not (a) amend, modify, terminate, waive, or extend any provision of any agreement giving rise to an Account in any manner that could reasonably be expected to have a material adverse effect on the value of such Account as Collateral or (b) fail to exercise promptly and diligently every material right that it may have under each agreement giving rise to an Account, other than any right of termination, except in the ordinary course of Borrowers business, or to the extent that the aggregate principal amount of collateral subject to compromise, forbearance or modification at any one time shall not exceed an aggregate value of $500,000.

       3.10 Limitations on Discounts, Compromises, and Extensions of Accounts. Except in the ordinary course of Borrowers business, or to the extent that the aggregate principal amount of collateral subject to compromise, forbearance or modification at any one time shall not exceed an aggregate value of $500,000, Borrower will not grant any extension of the time of payment of any of the Accounts; compromise, compound, or settle the same for less than the full amount thereof; release, wholly or partially, any Person liable for the payment thereof; or allow any credit or discount whatsoever thereon.

       3.11 Further Identification of Collateral. Borrower will furnish to U. S. Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as
U. S. Bank may request, all in reasonable detail.

       3.12 Notices. Borrower will advise U. S. Bank promptly in reasonable detail at its address set forth in
Section 7.9 (a) of any lien (other than liens created hereby or permitted under the Loan Agreement) on or claim asserted against any of the Collateral and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the Collateral or on the liens created hereunder.

       3.13 Changes in Locations, Name, Etc. Borrower will not (a) change the location of its chief executive office/chief place of business from that specified in Section 4.9, or
(b) change its name, identity, or structure to such an extent that any financing statement filed by U. S. Bank in connection with this Agreement would become seriously misleading, unless it shall have given U. S. Bank at least ten days prior written notice thereof.

       3.14 Copy of Financing Statement. Borrower agrees that a carbon, photographic, or other reproduction of a financing statement or this Agreement is sufficient as a financing statement.


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

          Borrower hereby makes the following representations and warranties:

       4.1 Title to Collateral. Borrower has good and marketable title to all the Collateral, free and clear of all liens excepting only the security interests created pursuant to this Agreement or permitted pursuant to the Loan Agreement, and the security interests granted by Borrower to Reliance Surety Company, Reliance Insurance Company, United Pacific Insurance Company, and Reliance National Indemnity Company (the Reliance Security Interests).

       4.2     No Impairment of Collateral.  None of the
Collateral shall be impaired or jeopardized because of the security interest herein granted.

       4.3 Other Agreements. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof will not result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation under any (a) agreement or other instrument to which Borrower is a party or by which Borrower is bound or (b) Applicable Law.

       4.4 No Approvals. Except as may be provided in the Jumbo Ferry Contract, no Governmental Approvals of any nature are required in connection with the security interests herein granted.

       4.5 Authority. Borrower has full power and authority to assign to U. S. Bank and to grant to U. S. Bank a security interest in the Collateral, subject to the Reliance Security Interests and the terms of the Intercreditor and Subordination Agreement.

       4.6 Location of Records. The address of the office where the books and records of Borrower are kept concerning the Collateral is set forth on Schedule I.

       4.7 Name. Borrower conducts its business only under the names Todd Pacific Shipyards Corporation, Todd Shipyard, and
Todd.

       4.8     Accounts.  The amount represented by Borrower to
U. S. Bank from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts will at such time be the correct amount actually owing by such Account Debtor or Debtors thereunder. No material amount payable to Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to
U. S. Bank.

       4.9 Chief Executive Office. Borrowers chief executive office and chief place of business is located at the address set forth on Schedule I.

              Article V.       U. S. BANKS RIGHTS WITH RESPECT
                          TO THE COLLATERAL

       5.1 No Duty on U. S. Banks Part. U. S. Bank shall not be required (except at its option upon the occurrence and during the continuation of any Event of Default) to realize upon any Accounts, Instruments evidencing any Accounts, or Chattel Paper; collect the principal, interest, or payment due thereon, exercise any rights or options of Borrower pertaining thereto; make presentment, demand, or protest; give notice of protest, nonacceptance, or nonpayment; or do any other thing for the protection, enforcement, or collection of such Collateral. The powers conferred on U. S. Bank hereunder are solely to protect
U. S. Banks interests in the Collateral and shall not impose any duty upon U. S. Bank to exercise any such powers. U. S. Bank shall be accountable only for amounts that U. S. Bank actually receives as a result of the exercise of such powers; and neither
U. S. Bank nor any of its officers, directors, employees, or agents shall be responsible to Borrower for any act or failure to act hereunder.

        5.2 Negotiations with Account Debtors. Upon the occurrence and during the continuation of any Event of Default,
U. S. Bank may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any Collateral.

       5.3 Right to Assign. Except as otherwise provided in the Loan Agreement, U. S. Bank may assign or transfer the whole or any part of the Secured Obligations and may transfer therewith as collateral security the whole or any part of the Collateral; and all obligations, rights, powers, and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties hereto.

       5.4 Duties Regarding Collateral. Beyond the safe custody thereof, U. S. Bank shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

       5.5 Collection From Account Debtors. Upon the occurrence and during the continuation of any Event of Default, Borrower shall, upon demand by U. S. Bank (and without any grace or cure period), notify all Account Debtors to make payment to
U. S. Bank of any amounts due or to become due. Borrower authorizes U. S. Bank to contact the Account Debtors for the purpose of having all or any of them pay their obligations directly to U. S. Bank. Upon demand by U. S. Bank, Borrower shall enforce collection of any indebtedness owed to it by Account Debtors.

       5.6 Inspection. U. S. Bank and its designees, from time to time at reasonable times and intervals, and with reasonable notice, may inspect, audit, and make copies of and extracts from all records and all other papers relating to the Collateral in the possession of Borrower.

       5.7     Assignee Deposit Account.  Upon demand by
U. S. Bank after the occurrence and during the continuation of an Event of Default, Borrower will transmit and deliver to
U. S. Bank, in the form received, immediately after receipt, all cash, checks, drafts, Chattel Paper, Instruments, or other writings for the payment of money (properly endorsed, where required, so that the items may be collected by U. S. Bank) that may be received by Borrower at any time. All items or amounts that are delivered by Borrower to U. S. Bank, or collected by
U. S. Bank from the Account Debtors, shall be deposited to the credit of a deposit account (Assignee Deposit Account) of Borrower with U. S. Bank, as security for the payment of the Secured Obligations. Borrower shall have no right to withdraw any funds deposited in the Assignee Deposit Account, except to have the funds applied by U. S. Bank to a cure of an Event of Default. U. S. Bank may, from time to time in its discretion, and shall, upon the request of Borrower made not more than twice in any week, apply all or any of the balance, representing collected funds, in the Assignee Deposit Account, to payment of the Secured Obligations, whether or not then due, in such order of application, not inconsistent with the terms of the Loan Agreement and this Agreement, as U. S. Bank may determine; and
U. S. Bank may, from time to time in its discretion, release all or any of such balance to Borrower.

       5.8 Authority of Borrower. In the absence of an exercise of U. S. Banks rights under Section 5.7 above, Borrower shall have the right to collect the proceeds of its Accounts directly from its Account Debtors, and apply the proceeds toward payment of obligations arising in the ordinary course of Borrowers business.

         Article VI.  U. S. BANKS RIGHTS AND REMEDIES

       6.1 General. Upon the occurrence of any Event of Default, U. S. Bank may exercise its rights and remedies in the Loan Agreement and in any other Loan Documents and any other rights and remedies at law and in equity, simultaneously or consecutively, all of which rights and remedies shall be cumulative. The choice of one or more rights or remedies shall not be construed as a waiver or election barring other rights and remedies. Borrower hereby acknowledges and agrees that
U. S. Bank is not required to exercise all rights and remedies available to it equally with respect to all the Collateral and that U. S. Bank may select less than all the Collateral with respect to which the rights and remedies as determined by
U. S. Bank may be exercised.

       6.2 Notice of Sale; Duty to Assemble Collateral. In addition to or in conjunction with the rights and remedies referred to in Section 6.1 hereof:

       (a) Written notice mailed to Borrower at the address designated herein ten days or more prior to the date of public or private sale of any of the Collateral shall constitute reasonable notice.

       (b) If U. S. Bank requests, Borrower will assemble copies of Borrowers records of the Collateral and make it available to U. S. Bank at places that U. S. Bank shall reasonably select, whether on Borrowers premises or elsewhere.

                        Article VII  GENERAL PROVISIONS

       7.1 Entire Agreement. This Agreement, together with the Loan Agreement and the other Loan Documents, sets forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contempo raneous agreements and understandings, inducements, or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein. This Agreement may not be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge, or termination is sought.

       7.2 Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereunder, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

       7.3     Nonwaiver and Nonexclusive Rights and Remedies.

       (a) No right or remedy herein conferred upon or reserved to U. S. Bank is intended to be to the exclusion of any other right or remedy, but each and every such right or remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder and now or hereafter existing at law or in equity.

       (b) No delay or omission by U. S. Bank in exercising any right or remedy accruing upon an Event of Default shall impair any such right or remedy, or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

       7.4 Termination of Security Interest. When all the Secured Obligations have been paid in full, the security interest provided herein shall terminate and U. S. Bank shall return to Borrower all Collateral then held by U. S. Bank, if any, and upon written request of Borrower, shall execute, in form for filing, termination statements of the security interests herein granted. Thereafter, no party hereto shall have any further rights or obligations hereunder.

       7.5 Successors and Assigns. All rights of U. S. Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower shall be binding upon its successors and assigns.

       7.6     U. S. Banks Appointment as Attorney-in-Fact.

       (a) Effective upon the occurrence and during the continuation of an Event of Default, Borrower hereby irrevocably constitutes and appoints U. S. Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in U. S. Banks discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action, and to execute any and all documents and instruments consistent with the Loan Documents and the Intercreditor and Subordination Agreement that may be necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, Borrower hereby gives U. S. Bank the power and right, on behalf of Borrower, without consent by or notice to Borrower, to do the following:

       (i) to transfer to U. S. Bank or to any other person all or any of said Collateral, to endorse Instruments evidencing any Accounts pledged to U. S. Bank, and to fill in blanks in any transfers of Collateral, powers of attorney, or other documents delivered to U. S. Bank;

       (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement, and to pay all or any part of the premiums therefor and the costs thereof;

        (iii) upon the occurrence and during the continuation of any Event of Default (A) to take possession of, endorse, and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any Account or Instrument, or with respect to any other Collateral and (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by U.S. Bank for the purpose of collecting all such moneys due under any Account, Instrument, or with respect to any other Collateral whenever payable; and

       (iv) upon the occurrence and during the continuation of any Event of Default (A) to direct any party liable for any payment under any of the Collateral to make payment of all moneys due or to become due thereunder directly to U. S. Bank or as
U. S. Bank shall direct; (B) to ask for, demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifi cations, notices, and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described in clause (E) above and, in connection therewith, to give such discharge or releases as U. S. Bank may deem appropriate; and
(G) generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though U. S. Bank were the absolute owner thereof for all purposes; and to do, at U. S. Banks option and Borrowers expense, at any time or from time to time, all acts and things that U. S. Bank deems necessary to protect, preserve or realize upon the Collateral and U. S. Banks liens thereon and to effect the intent of this Agreement and the Intercreditor and Subordination Agreement, all as fully and effectively as Borrower might do.

     (b) Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (c) Borrower also authorizes U. S. Bank, at any time and from time to time, to execute, in connection with the sale provided for in Article VI hereof, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

     (d) The powers conferred on U. S. Bank hereunder are solely to protect U. S. Banks interests in the Collateral and shall not impose any duty upon U. S. Bank to exercise any such powers. U. S. Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, or agents shall be responsible to Borrower for any act or failure to act hereunder.

       7.7 Performance by U. S. Bank of Borrowers Obligations. If Borrower fails to perform or comply with any of its agreements contained herein and U. S. Bank, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expense of U. S. Bank incurred in connection with such performance or compliance, together with interest thereon at the rate provided for in the Loan Agreement upon the occurrence of an Event of Default, shall be payable by Borrower to
U. S. Bank on demand and shall constitute Secured Obligations.

       7.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and shall be governed by the laws of the state of Washington, without regard to the choice of law rules thereof.

       7.9 Notices. All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if in writing and when delivered personally, or sent via facsimile, or mailed by first class mail, postage prepaid, to the respective parties to this Agreement as follows:

       (a)     If to U. S. Bank:

                                    U. S. Bank of Washington,
                                    National Association
                                    1414 Fourth Avenue
                                    Seattle, Washington  98101
                                    Attn:  Kenneth L. Bodmer
                                    Facsimile number (206) 344-
2887

       (b)     If to Borrower:

                                    Todd Pacific Shipyards
Corporation
                                    1801 16th Avenue S.W.
                                    Seattle, Washington
                                    Attn:  Michael G. Marsh, Esq.
                                    Facsimile number (206) 442-
8505


The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

       7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Borrower and U. S. Bank have caused these presents to be duly executed by their respective duly authorized signatories as of the day and year first above written.

                                   TODD PACIFIC SHIPYARDS
CORPORATION

                                   /s/ S.G. Welch

                                   By     Stephen G. Welch

                                   Title  Acting CFO

ACCEPTED BY:                       U. S. BANK OF WASHINGTON,
                                   NATIONAL ASSOCIATION

                                  /s/ Kenneth Bodmer

                                   By      Kenneth Bodmer

                                   Title   Vice President


                                    SCHEDULE I

Address of
chief executive office:            Todd Pacific Shipyards
Corporation
                                   1801 16th Avenue S.W.
                                   Seattle, Washington
                                   Attn: Michael G. Marsh, Esq.
                                   Facsimile: (206) 442-8505

Address of Office where
books and records are kept:         Todd Pacific Shipyards
Corporation
                                    1801 16th Avenue S.W.
                                    Seattle, Washington
                                    Attn: Michael G. Marsh, Esq.
                                    Facsimile: (206) 442-8505

Addresses of locations of
collateral:                          Todd Pacific Shipyards
Corporation
                                     1801 16th Avenue S.W.
                                     Seattle, Washington
                                     Attn: Michael G. Marsh, Esq.
                                     Facsimile: (206) 442-8505

COMMERCIAL GUARANTY

Principal  Loan Date  Maturity  Loan No  Call 38832  Collateral
355
Account 8916945162  Officer 54827  Initials

References in the shaded are for Lenders use only and do not limit the applicability of this document to any particular loan or item.

Borrower: Todd Pacific Shipyards Corporation  Lender:  U.S. Bank
of Washington
          1801 16th Avenue S.W.                        Metro
Corporate
          Seattle, WA  98134                           1414 4th
Avenue
                                                       WWH 470
                                                       Seattle,
WA  98101

Guarantor: Todd Shipyards Corporation
           1801 16th Avenue S.W.
           Seattle, WA  98134

AMOUNT OF GUARANTY.  The amount of this Guaranty is Unlimited.

CONTINUING UNLIMITED GUARANTY. For good and valuable consideration, TODD SHIPYARDS CORPORATION (Guarantor) absolutely and unconditionally guarantees and promises to pay to U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION (Lender) or its order, in legal tender of the United States of America, the indebtedness (as that term is defined below) of TODD PACIFIC SHIPYARDS CORPORATION (Borrower) to Lender on the terms and conditions set forth in the Guaranty. Under this Guaranty, the liability of Guarantor is unlimited and the obligations of Guarantor are continuing.

DEFINITIONS. The following words shall have the following meanings when used in this Guaranty:

Borrower.  The word Borrower Means TODD PACIFIC SHIPYARDS
CORPORATION.

Guarantor.  The word Guarantor means TODD SHIPYARDS CORPORATION.

Guaranty. The word Guaranty means this Guaranty made by Guarantor for the benefit of Lender dated March 9, 1995.

Indebtedness. The word indebtedness is used in its most comprehensive sense and means and includes any and all of Borrowers liabilities, obligations, debts, and indebtedness to Lender, new existing or hereinafter incurred or created, including without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations, and liabilities of Borrower, or any of them, and any present or future judgments against Borrower, or any of them; and whether any such indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

Lender.  The word Lender means U.S. BANK OF WASHINGTON, NATIONAL
ASSOCIATION, its successors and assigns.

Related Documents. The words Related Documents mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

NATURE OF GUARANTY. Guarantors liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all indebtedness. Accordingly, no payments made upon the indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the indebtedness or any of the indebtedness which subsequently arises or is thereafter incurred or contracted. Any married person who signs this Guaranty as the Guarantor hereby expressly agrees that recourse under this agreement may be had against both his or her separate property and community property, whether new owned or hereafter acquired.

DURATION OF GUARANTY. The Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice of Guarantor or to Borrower, and will continue in full force until all indebtedness incurred or contracted before receipts by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantors written notice of revocation must be delivered to Lender at the address of Lender listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to advances or new indebtedness created after actual receipt by Lender of Guarantors written revocation. For this purpose and without limitation, the term new indebtedness: does not include indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantors written notice of revocation, including any extensions, renewals, substitutions or modifications of the indebtedness. All renewals, extensions, substitutions, and modifications of the indebtedness granted after Guarantors revocation, are contemplated under this Guaranty and, specifically will not be considered to be indebtedness. This guaranty shall bind the estate of guarantor as to indebtedness created both before and after the death or incapacity of Guarantor, regardless of Lenders actual notice of Guarantors death. Subject to the foregoing, Guarantors executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation received by Lender from any one or more Guarantors shall not affect the liability of any remain Guarantors under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of indebtedness covered by the Guaranty, and it is specifically acknowledged and agreed by Guarantor that reductions in the amount of indebtedness, even to zero dollars ($0.0), prior to written revocation of this Guaranty by Guarantor shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantors heirs, successors and assigns so long as any of the guaranteed indebtedness remains unpaid and even though the indebtedness guaranteed may from time to time be zero dollars ($0.00).

GUARANTORS AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening Guarantors liability under this Guaranty, from time to time: (a) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the indebtedness or any part of the indebtedness or any part of the indebtedness, including increases and decreases of the rate of interest on the indebtedness; extensions may be repeated and may be for longer than the original loan term; (c) to take and hold security for the payment of this Guaranty or the indebtedness, and exchange, enforce, waive fall or decide not to perfect, and release any such security, with or without the substitution of new collateral; (d) to release, substitute, agree not to sue, or deal with any one or more of Borrowers sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose;
(e) to determine how, when and what application of payments and credits shall be made on the indebtedness; (f) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (g to sell, transfer, assign, or grant participation in all or any part of the indebtedness; and (h) to assign or transfer this Guaranty in whole or in part.

GUARANTORS REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrowers request and not at the request of Lender; (d) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; (e) upon Lenders request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information provided to Lender is true and correct in all material respects and fairly presents the financial condition of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the financial statements; and (f) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrowers financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantors risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

Guarantor also waives any and all rights or defenses arising by reason of (a any one action or anti-deficiency law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lenders commencement or completion or any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Lender which destroys or otherwise adversely affects Guarantors subrogation rights or Guarantors rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the indebtedness; (c) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrowers liability from any cause whatsoever, other than payment in full in legal tender of the indebtedness; (d) any right to claim discharge of the indebtedness on the basis of unjustified impairment of any collateral for the indebtedness;
(e) any statute of limitations, if an any time any action or suit brought by Lender against Guarantor is commenced there is outstanding indebtedness of Borrower to Lender which is not barred by any applicable statute of limitations; or (f) any defenses given to guarantors at law or in equity other than actual payment and performance of the indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrowers trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the indebtedness shall be considered unpaid for the purpose of enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrower, the Guarantor, or both.

GUARANTORS UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantors full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

LENDERS RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Lender by law, Lender shall have, with respect to Guarantors obligations to Lender under this Guaranty and to the extent permitted by law, a contractual possessor security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Guarantors right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor new or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing.
Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

SUBORDINATION OF BORROWERS DEBTS TO GUARANTOR. Guarantor agrees that the indebtedness or Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the indebtedness of Borrower to Lender. Guarantor does hereby assign to Lender all Claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender hereby is authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

Amendments. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Guaranty has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Guarantor agrees upon Lenders request to submit to the jurisdiction of the courts of King County, State of Washington. Subject to the provisions on arbitration, this Guaranty shall be governed by and construed in accordance with the laws of the State of Washington.

Arbitration: Lender and Guarantor agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Guaranty or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Guaranty shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Attorneys Fees Expenses. Guarantor agrees to pay upon demand all of Lenders costs and expenses, including reasonable attorneys fees and Lenders legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lenders attorneys fees and legal expenses whether or not there is a lawsuit, including attorneys fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collections services. Guarantor also shall pay all court costs and such additional fees as may be directed by the Court.

Notices. Except for revocation notices by Guarantor, all notices required to be given by either party to the other under this Guaranty shall be in writing and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier, or when deposited in the United States mail, first class postage prepaid, addressed to the party to whom the notice is to be given at the address shown above or to such other addresses as either party may designate to the other in writing. All revocation notices by Guarantor shall be in writing and shall be effective only upon delivery to Lender as provided above in the section titled DURATION OF GUARANTY. If there is more than one Guarantor, notice to any Guarantor will constitute notice to all Guarantors. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantors current address.

Interpretation. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words Borrower and Guarantor respectively shall mean all and any one or more of them. The word Guarantor, Borrower, and Lender include the heirs, successors, assigns, and transferees of each of them. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty, in all other respects shall remain valid and enforceable. If any one or more of Borrower or Guarantor are corporations or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professes exercise of such powers shall be guaranteed under this Guaranty.

Waiver. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lenders right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lenders rights or of any of Guarantors obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Statute of frauds disclosure. Oral Agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

Each undersigned guarantor acknowledges having read all the provisions of this guaranty and agrees to its term. In addition, each guarantor understands that this guaranty is effective upon guarantors execution and delivery of this guaranty to lender and that the guaranty will continue until terminated in the manner set forth in the section titled Duration of Guaranty. No formal acceptance by lender is necessary to make this guaranty effective. This guaranty is dated March 9, 1995.

Guarantor:

Todd Shipyards Corporation

/s/ S.G. Welch
By:  Stephen G. Welch, V.P., Acting CFO and Treasurer


/s/ Michael G. Marsh
By:  Michael G. Marsh, Secretary and General Counsel

Todd Pacific Shipyards Corporation
March 9, 1995
ATTACHMENT

REVOLVING CREDIT - ACCOUNTS RECEIVABLE COLLATERAL

U.S. Bank will grant revolving credit to borrower under the following provisions

COLLATERAL

Accounts Receivable

Advance Rate 80% of Eligible Accounts

Eligible Accounts: [ ]  Current - 60 days past due
                   [x]  90 days DOI
                   [ ]  Other

Ineligible Accounts/Amounts

[x] Accounts with 25% of outstanding amount over 90 days DOI.
[x] Accounts due from officers, employees, affiliated companies and individuals.
[x] Accounts subject to set off.
[x] Accounts resulting from CODs, finance charges and consignment.
[x] Accounts due from foreign entities or individuals.
[x] Bonded accounts receivable with the exception of the Jumbo contract.
[x] Retainages
[x] Dated Billings


Operating Parameters

Advance Base       [x] Borrowers Certificate      Each month end
there
                                                   is an
outstanding
                                                   balance

Bank Control Account [ ] Yes       [x]No      Bank reserves the
right
Agings               [x] A/R       [ ]A/P     Frequency:  Each
month end there
                                              is an outstanding
balance



U.S. BANK OF WASHINGTON, N.A.          TODD PACIFIC SHIPYARDS
CORPORATION


By:       Kenneth Bodmer                     By:  S. G. Welch

Its:  Vice President                         Its:  Acting CFO

COMMERCIAL GUARANTY

Principal  Loan Date  Maturity  Loan No  Call 38832  Collateral
355
Account 8916945162  Officer 54827  Initials

References in the shaded are for Lenders use only and do not limit the applicability of this document to any particular loan or item.

Borrower: Todd Pacific Shipyards Corporation  Lender:  U.S. Bank
of Washington
          1801 16th Avenue S.W.                        Metro
Corporate
          Seattle, WA  98134                           1414 4th
Avenue
                                                       WWH 470
                                                       Seattle,
WA  98101

Guarantor: TSI Management, Inc.
           1801 16th Avenue S.W.
           Seattle, WA  98134

AMOUNT OF GUARANTY.  The amount of this Guaranty is Unlimited.

CONTINUING UNLIMITED GUARANTY. For good and valuable consideration,TSI Management, Inc. (Guarantor) absolutely and unconditionally guarantees and promises to pay to U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION (Lender) or its order, in legal tender of the United States of America, the indebtedness (as that term is defined below) of TODD PACIFIC SHIPYARDS CORPORATION (Borrower) to Lender on the terms and conditions set forth in the Guaranty. Under this Guaranty, the liability of Guarantor is unlimited and the obligations of Guarantor are continuing.

DEFINITIONS. The following words shall have the following meanings when used in this Guaranty:

Borrower.  The word Borrower Means TODD PACIFIC SHIPYARDS
CORPORATION.

Guarantor.  The word Guarantor means TSI Management, Inc..

Guaranty. The word Guaranty means this Guaranty made by Guarantor for the benefit of Lender dated March 9, 1995.

Indebtedness. The word indebtedness is used in its most comprehensive sense and means and includes any and all of Borrowers liabilities, obligations, debts, and indebtedness to Lender, new existing or hereinafter incurred or created, including without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations, and liabilities of Borrower, or any of them, and any present or future judgments against Borrower, or any of them; and whether any such indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

Lender.  The word Lender means U.S. BANK OF WASHINGTON, NATIONAL
ASSOCIATION, its successors and assigns.

Related Documents. The words Related Documents mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

NATURE OF GUARANTY. Guarantors liability under this Guaranty shall be open and continuous for so long as this Guaranty remains in force. Guarantor intends to guarantee at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all indebtedness. Accordingly, no payments made upon the indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the indebtedness or any of the indebtedness which subsequently arises or is thereafter incurred or contracted. Any married person who signs this Guaranty as the Guarantor hereby expressly agrees that recourse under this agreement may be had against both his or her separate property and community property, whether new owned or hereafter acquired.

DURATION OF GUARANTY. The Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice of Guarantor or to Borrower, and will continue in full force until all indebtedness incurred or contracted before receipts by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantors written notice of revocation must be delivered to Lender at the address of Lender listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to advances or new indebtedness created after actual receipt by Lender of Guarantors written revocation. For this purpose and without limitation, the term new indebtedness: does not include indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantors written notice of revocation, including any extensions, renewals, substitutions or modifications of the indebtedness. All renewals, extensions, substitutions, and modifications of the indebtedness granted after Guarantors revocation, are contemplated under this Guaranty and, specifically will not be considered to be indebtedness. This guaranty shall bind the estate of guarantor as to indebtedness created both before and after the death or incapacity of Guarantor, regardless of Lenders actual notice of Guarantors death. Subject to the foregoing, Guarantors executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation received by Lender from any one or more Guarantors shall not affect the liability of any remain Guarantors under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of indebtedness covered by the Guaranty, and it is specifically acknowledged and agreed by Guarantor that reductions in the amount of indebtedness, even to zero dollars ($0.0), prior to written revocation of this Guaranty by Guarantor shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantors heirs, successors and assigns so long as any of the guaranteed indebtedness remains unpaid and even though the indebtedness guaranteed may from time to time be zero dollars ($0.00).

GUARANTORS AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening Guarantors liability under this Guaranty, from time to time: (a) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the indebtedness or any part of the indebtedness or any part of the indebtedness, including increases and decreases of the rate of interest on the indebtedness; extensions may be repeated and may be for longer than the original loan term; (c) to take and hold security for the payment of this Guaranty or the indebtedness, and exchange, enforce, waive fall or decide not to perfect, and release any such security, with or without the substitution of new collateral; (d) to release, substitute, agree not to sue, or deal with any one or more of Borrowers sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose;
(e) to determine how, when and what application of payments and credits shall be made on the indebtedness; (f) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (g to sell, transfer, assign, or grant participation in all or any part of the indebtedness; and (h) to assign or transfer this Guaranty in whole or in part.

GUARANTORS REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at Borrowers request and not at the request of Lender; (d) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; (e) upon Lenders request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information provided to Lender is true and correct in all material respects and fairly presents the financial condition of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the date of the financial statements; and (f) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrowers financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantors risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

Guarantor also waives any and all rights or defenses arising by reason of (a any one action or anti-deficiency law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lenders commencement or completion or any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Lender which destroys or otherwise adversely affects Guarantors subrogation rights or Guarantors rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the indebtedness; (c) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrowers liability from any cause whatsoever, other than payment in full in legal tender of the indebtedness; (d) any right to claim discharge of the indebtedness on the basis of unjustified impairment of any collateral for the indebtedness;
(e) any statute of limitations, if an any time any action or suit brought by Lender against Guarantor is commenced there is outstanding indebtedness of Borrower to Lender which is not barred by any applicable statute of limitations; or (f) any defenses given to guarantors at law or in equity other than actual payment and performance of the indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrowers trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the indebtedness shall be considered unpaid for the purpose of enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrower, the Guarantor, or both.

GUARANTORS UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantors full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

LENDERS RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Lender by law, Lender shall have, with respect to Guarantors obligations to Lender under this Guaranty and to the extent permitted by law, a contractual possessor security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Guarantors right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor new or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding however all IRA, Keogh, and trust accounts. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing.
Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

SUBORDINATION OF BORROWERS DEBTS TO GUARANTOR. Guarantor agrees that the indebtedness or Borrower to Lender, whether now existing or hereafter created, shall be prior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the indebtedness of Borrower to Lender. Guarantor does hereby assign to Lender all Claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender hereby is authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

Amendments. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Guaranty has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Guarantor agrees upon Lenders request to submit to the jurisdiction of the courts of King County, State of Washington. Subject to the provisions on arbitration, this Guaranty shall be governed by and construed in accordance with the laws of the State of Washington.

Arbitration: Lender and Guarantor agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Guaranty or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Guaranty shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Attorneys Fees Expenses. Guarantor agrees to pay upon demand all of Lenders costs and expenses, including reasonable attorneys fees and Lenders legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lenders attorneys fees and legal expenses whether or not there is a lawsuit, including attorneys fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collections services. Guarantor also shall pay all court costs and such additional fees as may be directed by the Court.

Notices. Except for revocation notices by Guarantor, all notices required to be given by either party to the other under this Guaranty shall be in writing and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier, or when deposited in the United States mail, first class postage prepaid, addressed to the party to whom the notice is to be given at the address shown above or to such other addresses as either party may designate to the other in writing. All revocation notices by Guarantor shall be in writing and shall be effective only upon delivery to Lender as provided above in the section titled DURATION OF GUARANTY. If there is more than one Guarantor, notice to any Guarantor will constitute notice to all Guarantors. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantors current address.

Interpretation. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words Borrower and Guarantor respectively shall mean all and any one or more of them. The word Guarantor, Borrower, and Lender include the heirs, successors, assigns, and transferees of each of them. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty. If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Guaranty, in all other respects shall remain valid and enforceable. If any one or more of Borrower or Guarantor are corporations or partnerships, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professes exercise of such powers shall be guaranteed under this Guaranty.

Waiver. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lenders right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lenders rights or of any of Guarantors obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Statute of frauds disclosure. Oral Agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

Each undersigned guarantor acknowledges having read all the provisions of this guaranty and agrees to its term. In addition, each guarantor understands that this guaranty is effective upon guarantors execution and delivery of this guaranty to lender and that the guaranty will continue until terminated in the manner set forth in the section titled Duration of Guaranty. No formal acceptance by lender is necessary to make this guaranty effective. This guaranty is dated March 9, 1995.

Guarantor:

TSI Management, Inc.

By:  Stephen G. Welch, Chief Operating Officer

By:  Michael G. Marsh, Secretary and General Counsel

CORPORATE RESOLUTION TO BORROW

Principal $3,000,000.00     Loan Date 03-09-1995,     Maturity 03-
01-1996     Loan No 394-18     Collateral 355     Account
8916945162     Officer 54827     Initials

References in the shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan or item.

Borrower:   Todd Pacific Shipyards Corporation
            1801 16th avenue S.W.
            Seattle, WA  98134

Lender:     U.S. Bank of Washington, National Association
            Metro Corporate
            1414 4th Ave
            WWH 470
            Seattle, WA  98101



I, the undersigned Secretary or assistant Secretary of TODD PACIFIC SHIPYARDS CORPORATION (the Corporation), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware as a corporation for profit, with its principal office at 1801 16th Avenue S.W., Seattle, WA 98134, and is duly authorized to transact business in the State of Washington.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held on March 27, 1995, at which a quorum was present and voting, the following resolutions were adopted:

BE IT RESOLVED, that any two (2) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES                          POSITIONS
ACTUAL SIGNATURES

STEPHEN G. WELCH               ACTING CFO AND TREASURER
STEPHEN G. WELCH
ROLAND H WEBB                  PRESIDENT & CEO
ROLAND H. WEBB

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:


Borrow Money. To borrow from time to time from U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION (Lender), on such terms as may be agreed upon between the officers, employees, or agents and Lender, such sum or sums of money as in their judgment should be borrowed without limitation.

Execute Notes. To execute and deliver to Lender the promissory note or notes of Todd, on Lenders forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Todd to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

Grant Security. To mortgage, pledge, hypothecate, or otherwise encumber and deliver to Lender, as security for the payment of any loans so obtained, any promissory notes so executed, or any other or further indebtedness of Todd to Lender at any time owing, however the same may be evidenced, any property now or hereafter belonging to Todd or in which Todd now or hereafter may have an interest, including without limitation all real property and all personal property of Todd. Such property may be mortgaged, pledged, hypothecated, or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, hypothecated or encumbered.

Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which may be submitted by Lender, and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which they may in their discretion deem reasonably necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized officers, employees, or agents may execute, deliver, or record financing statements.

Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Todd or in which Todd may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Todd with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives written notice of revocation of their authority: ROLAND H. WEBB, PRESIDENT AND COO; and STEPHEN G. WELCH, ACTING CFO & TREASURER.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall be delivered to and received by Lender. Any such notice shall not affect any of Todds agreements or commitments in effect at the time notice is given.


BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporations agreements or commitments in effect at the time notice is given.

STATUTE OF FRAUDS DISCLOSURE. ORAL AGREEMENTS OR ORAL COMMITMENTS
TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING
REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW..

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever. The Corporation has no corporate seal, and therefor, no seal is affixed to this certificate.

IN TESTIMONY WHEREOF, I have hereunto set my hand on March 30, 1995 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:


Michael G. Marsh
Secretary


*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this certificate should also be signed by a second
Officer or Director of the Corporation.

CORPORATE RESOLUTION TO GUARANTEE/GRANT COLLATERAL

Principal $3,000,000.00     Loan Date 03-09-1995,     Maturity 03-
01-1996     Loan No 394-18     Collateral 355     Account
8916945162     Officer 54827     Initials

References in the shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan or item.

Borrower:   Todd Pacific Shipyards Corporation
            1801 16th avenue S.W.
            Seattle, WA  98134

Lender:     U.S. Bank of Washington, National Association
            Metro Corporate
            1414 4th Ave
            WWH 470
            Seattle, WA  98101

Guarantor:  Todd Shipyards Corporation
            1801 16th Avenue S.W.
            Seattle, WA  98134


I, the undersigned Secretary or Assistant Secretary of TODD
SHIPYARDS CORPORATION (the Corporation), HEREBY CERTIFY as follows: The Corporation has its principal office at 1801 16th
Avenue S.W., Seattle, WA  98134.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held on March 27, 1995, at which a quorum was present and voting, the following resolutions were adopted:

WHEREAS the granting of the loan or other financial accommodations described below from U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION to TODD PACIFIC SHIPYARDS CORPORATION will be beneficial to this corporation, and accordingly this corporation is willing to provide its guaranty to Lender as provided below:

AND WHEREAS one of the conditions required by Lender for the granting of the loan or other financial accommodations is that Lender be furnished with the written corporate guaranty of TSI
Management, Inc. as corporate guarantor.

BE IT RESOLVED, that any two (2) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES                          POSITIONS
ACTUAL SIGNATURES

STEPHEN G. WELCH               CHIEF OPERATING OFFICER
STEPHEN G. WELCH
MICHAEL G. MARSH               SECRETARY AND GENERAL COUNSEL
MICHAEL G. MARSH

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered in the name of the Corporation:


Guaranty. To guarantee or act as surety for loans or other financial accommodations to TODD PACIFIC SHIPYARDS CORPORATION from U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION (Lender) on such guarantee or surety terms as may be agreed upon between the officers or employees of this Corporation and Lender and in such sum or sums of money as in their judgment should be guaranteed or assured, without limit (the Guaranty).

Grant Security. To mortgage, pledge, hypothecate, or otherwise encumber and deliver to Lender, as security for the Guaranty, any property belonging to the Corporation or in which the Corporation may have an interest , real, personal or mixed. Such property may be mortgaged, pledged, hypothecated, or encumbered at the time such loans are made or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, hypothecated, or encumbered. The provisions of these Resolutions authorizing or relating to the pledge, mortgage, hypothecation, granting of a security interest in, or in any way encumbering, the assets of Todd shall include, without limitation, doing so in order to lend collateral security for the indebtedness, now or hereafter existing, and of any nature whatsoever, of TODD PACIFIC SHIPYARDS CORPORATION to Lender. Todd has considered the value to itself of lending collateral in support of such indebtedness, and Todd represents to Lender that Todd is benefited by doing so.

Execute Security Documents. To execute and deliver to Lender the form of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which may be submitted by Lender, and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, of any kind or nature, which may be necessary or proper in connection with or pertaining to the giving of liens and encumbrances.

Further Acts. To do and perform such other acts and things and to execute and deliver such other documents as may in their discretion be deemed reasonably necessary or proper in order to carry into effect any of the provisions of these Resolutions.

STATUTE OF FRAUDS DISCLOSURE.  ORAL AGREEMENTS OR ORAL
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM
ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
WASHINGTON LAW..

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporations agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Corporation and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN TESTIMONY WHEREOF, I have hereunto set my hand on March 30, 1995 and attest that the signatures set opposite the names listed above are their genuine signatures.

Certified to and attested by:

Michael G. Marsh
Secretary

NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this certificate should also be signed by a second
Officer or Director of the Corporation.

CORPORATE RESOLUTION TO GUARANTEE/GRANT COLLATERAL

Principal $3,000,000.00     Loan Date 03-09-1995,     Maturity 03-
01-1996     Loan No 394-18     Collateral 355     Account
8916945162     Officer 54827     Initials

References in the shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan or item.

Borrower:   Todd Pacific Shipyards Corporation
            1801 16th avenue S.W.
            Seattle, WA  98134

Lender:     U.S. Bank of Washington, National Association
            Metro Corporate
            1414 4th Ave
            WWH 470
            Seattle, WA  98101

Guarantor:  TSI Management, Inc.
            1801 16th Avenue S.W.
            Seattle, WA  98134

I, the undersigned Secretary or Assistant Secretary of TSI
MANAGEMENT, INC. (the Corporation), HEREBY CERTIFY as follows:
The Corporation has its principal office at 1801 16th Avenue
S.W., Seattle, WA  98134.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation (or by other duly authorized corporate action in lieu of a meeting), duly called and held on March 27, 1995, at which a quorum was present and voting, the following resolutions were adopted:

WHEREAS the granting of the loan or other financial accommodations described below from U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION to TODD PACIFIC SHIPYARDS CORPORATION will be beneficial to this corporation, and accordingly this corporation is willing to provide its guaranty to Lender as provided below:

AND WHEREAS one of the conditions required by Lender for the granting of the loan or other financial accommodations is that Lender be furnished with the written corporate guaranty of TODD
SHIPYARDS CORPORATION as corporate guarantor.

BE IT RESOLVED, that any two (2) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES                          POSITIONS
ACTUAL SIGNATURES

STEPHEN G. WELCH               ACTING CFO AND TREASURER
STEPHEN G. WELCH
MICHAEL G. MARSH               SECRETARY AND GENERAL COUNSEL
MICHAEL G. MARSH

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered in the name of the Corporation:

Guaranty. To guarantee or act as surety for loans or other financial accommodations to TODD PACIFIC SHIPYARDS CORPORATION from U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION (Lender) on such guarantee or surety terms as may be agreed upon between the officers or employees of this Corporation and Lender and in such sum or sums of money as in their judgment should be guaranteed or assured, without limit (the Guaranty).

Grant Security. To mortgage, pledge, hypothecate, or otherwise encumber and deliver to Lender, as security for the Guaranty, any property belonging to the Corporation or in which the Corporation may have an interest , real, personal or mixed. Such property may be mortgaged, pledged, hypothecated, or encumbered at the time such loans are made or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property therefore mortgaged, pledged, hypothecated, or encumbered. The provisions of these Resolutions authorizing or relating to the pledge, mortgage, hypothecation, granting of a security interest in, or in any way encumbering, the assets of Todd shall include, without limitation, doing so in order to lend collateral security for the indebtedness, now or hereafter existing, and of any nature whatsoever, of TODD PACIFIC SHIPYARDS CORPORATION to Lender. Todd has considered the value to itself of lending collateral in support of such indebtedness, and Todd represents to Lender that Todd is benefited by doing so.

Execute Security Documents. To execute and deliver to Lender the form of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which may be submitted by Lender, and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, of any kind or nature, which may be necessary or proper in connection with or pertaining to the giving of liens and encumbrances.

Further Acts. To do and perform such other acts and things and to execute and deliver such other documents as may in their discretion be deemed reasonably necessary or proper in order to carry into effect any of the provisions of these Resolutions.

STATUTE OF FRAUDS DISCLOSURE.  ORAL AGREEMENTS OR ORAL
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM
ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
WASHINGTON LAW..

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporations agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Corporation and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN TESTIMONY WHEREOF, I have hereunto set my hand on March 30, 1995 and attest that the signatures set opposite the names listed above are their genuine signatures.

Certified to and attested by:


Michael G. Marsh
Secretary

NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this certificate should also be signed by a second
Officer or Director of the Corporation.

BUSINESS LOAN AGREEMENT


Principal $3,000,000.00     Loan Date 03-09-1995,     Maturity 03-
01-1996     Loan No 394-18     Collateral 355     Account
8916945162     Officer 54827     Initials

References in the shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan or item.

Borrower:   Todd Pacific Shipyards Corporation
            1801 16th avenue S.W.
            Seattle, WA  98134

Lender:     U.S. Bank of Washington, National Association
            Metro Corporate
            1414 4th Ave
            WWH 470
            Seattle, WA  98101

THIS BUSINESS LOAN AGREEMENT between TODD PACIFIC SHIPYARDS CORPORATION (Borrower) and U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION (Lender) is made and executed on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to in this Agreement individually as the Loan and collectively as the Loans. Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrowers representations, warranties, and agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lenders sole Judgment and discretion; and (c) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of March 9, 1995, and shall continue thereafter until all indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement. The word Agreement means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word Borrower means TODD PACIFIC SHIPYARDS
CORPORATION. The word Borrower also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled Subsidiaries and Affiliates.

CERCLA. The word CERCLA means Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended.

Collateral. The word Collateral means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment pledge, chattel mortgage, chattel trust, factors lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security devise, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

ERISA. The word ERISA means the Employee Retirement Income
Security Act of 1974, as amended.

Event of Default, The words Event of Default mean and include without limitation any of the Events of Default set forth below in the section titled EVENTS OF DEFAULT.

Grantor. The word Grantor means and includes without limitation each and all of the persons or entities granting a Security
Interest in any Collateral for the indebtedness, including without limitation all Borrowers granting such a Security interest.

Guarantor. The word Guarantor means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the indebtedness, including without limitation all Borrowers granting such a Security interest.

Indebtedness. The word indebtedness means and includes without limitation all Loans, together will all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually jointly with others; whether Borrower may be obligated as a guarantor, surety; or otherwise; whether recovery upon such indebtedness may be hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

Lender. The word Lender means U.S. BANK OF WASHINGTON, NATIONAL
ASSOCIATION, its successors and assigns.

Loan. The word Loan or Loans means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word Note means and includes without limitation
Borrowers promissory note or notes, if any evidencing Borrowers
Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

Related Documents. The words Related Documents mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

Security Agreement. The words Security Agreement mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing or creating a Security Interest.

Security Interest. The words Security Interest mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factors lien, equipment trust, conditional sale, trust receipt, lien or title retention contract lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

SARA. The word SARA means the Superfund Amendments and
Reauthorization Act of 1986 as now or hereafter amended.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of each disbursement of Loan proceeds:

Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Delaware. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage, Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so quality would have a material adverse effect on its businesses or financial condition.

Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree or order applicable to Borrower.

Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrowers financial condition as of the date of the statement, and there has been no material adverse change in Borrowers financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be give by Borrower when delivered will constitute, legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrowers financial statements or in writing to Lender and as accepted by Lender, and except for Property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrowers properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrowers properties are titled in Borrowers legal name, and Borrower has not used, or filed a financing statement under any other name for at least the last five (5) years.

Litigation and Claims. No material litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened and no other event has occurred which may materially adversely affect Borrowers financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrowers knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrowers Loan and Note, that would be prior or that may in any way be superior to Lenders Security interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note and all Security
Agreements directly or indirectly securing repayment of Borrowers
Loan and Note are binding upon Borrower as well as upon Borrowers successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (I) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

Location of Borrowers Offices and Records. The chief place of business of Borrower and the office or offices where Borrower keeps its records concerning the Collateral is located 1801 16th
Avenue S., Seattle, WA  98134.

Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none to such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Survival of Representation and Warranties. Borrower understands and agrees that Lender is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrowers Loan and Note shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will

Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrowers financial condition, and (b) all litigation and claims and all threatened litigation and claims affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent bases and permit Lender to examine and audit Borrowers books and records at all reasonable times.

Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrowers financial condition and business operations as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrowers properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at lease ten(10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, borrower will provide Lender with such loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, on Lenders forms, and in the amounts and by the guarantors names below:

Guarantors                   Amounts

TSI Management, Inc.         Unlimited
Todd Shipyards, Inc.         Unlimited

Other Agreements. Comply with all terms and conditions of all other agreements valued at $1 million or above, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrowers business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens or every kind and nature, imposed upon Borrower or its properties, income or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrowers properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (Borrower shall have established on its books adequate reserves with respect to such contest assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrowers properties, income, or profits.

Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in all other instruments and agreements between Borrower and Lender in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement.

Operations. Substantially maintain its present executive and management personnel, conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans with Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrowers employee benefit plans.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrowers other properties and to examine or audit Borrowers books, accounts, and records and to make copies and memoranda of Borrowers books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrowers expense.

Compliance Certificate. Unless waived in writing by Lender, provide Lender at least annually and at the time of each disbursement of Loan proceeds with a certificate executed by Borrowers chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in a material respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part of on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with those conditions of a permit issued by the appropriate federal state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty
(30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrowers part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (c) sell with recourse any of Borrowers accounts, except to Lender.

Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell Collateral, or (d) purchase or retire any of Borrowers outstanding shares or alter or amend Borrowers capital structure.

Loans, Acquisitions and Guaranties. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds it: (a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrowers financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantors guaranty of the Loan or any other loan with Lender.

STATUTE OF FRAUDS DISCLOSURE. ORAL AGREEMENTS OR ORAL COMMITMENTS
TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING
REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

ACCESS LAWS. Without limiting the generality of any provision of this agreement requiring Borrower to comply with applicable laws relating to disabled access, including, but not limited to, all applicable titles of the Americans with Disabilities Act of 1990.

ADDITIONAL RATIOS AND FINANCIAL COVENANTS FOR TODD PACIFIC
SHIPYARDS, INC. ONLY.

1.  WORKING CAPITAL NOT PERMITTED TO BE LESS THAN $10,000.000.00
UNTIL 07-30-95 WHEN WORKING CAPITAL SHALL NOT BE LESS THAN
$6,000,000.00.

2.  CASH DIVIDENDS ARE ALLOWED ONLY IF BORROWER IS IN FULL
COMPLIANCE WITH ALL LOAN COVENANTS BEFORE AND AFTER SUCH
DISTRIBUTION.

3.  ALL INTERCOMPANY LOANS TO THE GUARANTOR OR RELATED COMPANIES
ARE TO BE CLASSIFIED AS INTANGIBLE ASSETS AND EXCLUDED WHEN
CALCULATING LOAN COVENANT COMPLIANCE.

4.  BORROWER TO PROVIDE BANK WITH MONTHLY INTERNALLY PREPARED
FINANCIAL STATEMENTS NO LATER THAN 30 DAYS AFTER EACH MONTH END.

5.  BORROWER TO PROVIDE BANK WITH QUARTERLY 10Q STATEMENTS ON ITS
PARENT, TODD SHIPYARDS CORPORATION WITHIN 45 DAYS AFTER EACH
FISCAL QUARTER END AND SHALL PROVIDE ANNUAL AUDITED CONSOLIDATING
FINANCIAL STATEMENT WITHIN 120 DAYS AFTER EACH YEAR END.

6.  A DEFAULT IN RELIANCE INSURANCE COMPANIES UNDERWRITING AND
CONTINUING INDEMNITY AGREEMENT DATED DECEMBER 22, 1994 IS A
DEFAULT IN THIS LOAN AGREEMENT.

7.  CAPITAL EXPENDITURES ARE LIMITED TO $7,000,000.00 IN ANY ONE
FISCAL YEAR.

8.  TOTAL DEBT TO TANGIBLE NET WORTH IS NOT TO EXCEED .65 TO
1.00.

9.  TANGIBLE NET WORTH IS NOT PERMITTED TO DECREASE BELOW
$30,000,000.00.

10. TANGIBLE NET WORTH IS DEFINED AS EQUITY LESS RELATED COMPANY
NOTES AND ACCOUNTS RECEIVABLE AND INTANGIBLES.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrowers right, title and interest in and to, Borrowers accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Default on indebtedness. Failure of Borrower to make any payment when due on the Loans.

Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrowers property or Borrowers or any Grantors ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect, with now or at the time made or furnished.

Defective Collateralization. This Agreement or any of the Related
Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected
Security Interest) at any time and for any reason.

Insolvency. The dissolution or termination of Borrowers existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrowers property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any material collateral securing the indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrowers deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor for any of the indebtedness or such Guarantor dies or becomes incompetent or any Guarantor revokes any guaranty of the indebtedness. Lender, at its option, may, but shall not be required to, permit the Guarantors estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Right to Cure. If any default, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and not Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default; (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lenders sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and at Lenders option, all Loans immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the insolvency subsection above, such acceleration shall be automatic and not optional.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Borrower agrees upon Lenders request to submit to the jurisdiction of the courts of King County, the State of Washington. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

Arbitration. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, join, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the America Arbitration association, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Multiple Parties; Corporate Authority. All obligations of
Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lenders sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interest. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrowers obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Costs and Expenses. Borrower agrees to pay upon demand all of Lenders out-of-pocket expenses, including without limitation reasonable attorneys fees, incurred in connection with the preparation, execution, enforcement and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lenders attorneys fees and Lenders legal expenses, whether or not there is a lawsuit, including attorneys fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the partys address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrowers current address(es).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word Borrower as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lenders behalf.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lenders right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and Grantor, shall constitute a waiver of any of Lenders rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS
BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS
AGREEMENT IS DATED AS OF MARCH 9, 1995.

BORROWER:

TODD PACIFIC SHIPYARDS CORPORATION

BY:  STEPHEN G. WELCH, ACTING CFO AND TREASURER


BY:  ROLAND H. WEBB. PRESIDENT & CHIEF OPERATING OFFICER

PROMISSORY NOTE

Principal  $3,000,000.00    Loan Date 03-09-1995,    Maturity  03-
01-1996     Loan No.  394-18    Call  38832     Collateral  355
Account  8916945162,    Officer  54827   Initials


Borrower:  TODD PACIFIC SHIPYARDS CORPORATION
           1801 16TH AVENUE S.W.
           SEATTLE, WA  98134

Lender:     U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION
            METRO CORPORATE
            1414 4TH AVENUE
            WWH 470
            SEATTLE, WA 98101

Principal Amount:  $3,000,000.00
Initial Rate:  9.600%
Date of Note:  March 9, 1995


PROMISE TO PAY. TODD PACIFIC SHIPYARDS CORPORATION (Borrower) promises to pay to U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION (Lender), or order, in lawful money of the United States of America, the principal amount of Three Million & 00/100 Dollars ($3,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on March 1, 1996. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning April 15, 1995, and all subsequent interest payments are due on the same day of each month after that. Interest on the Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lenders address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the LENDERS PRIME RATE. THIS IS THE RATE OF INTEREST WHICH LENDER FROM TIME TO TIME ESTABLISHES AS ITS PRIME RATE AND IS NOT, FOR EXAMPLE, THE LOWEST RATE OF INTEREST WHICH LENDER COLLECTS FROM ANY BORROWER OR CLASS OF BORROWERS (the Index).
The interest rate shall be adjusted without notice effective on the day Banks prime rate changes. Lender will tell Borrower the current index rate upon Borrowers request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each DAY.
The index currently is 9.000% per annum. The interest rate to be applied to the unpaid balance of this Note will be at a rate of
0.600 percentage points over the index, resulting in an initial rate of 9.6090% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrowers obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender.
(c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrowers property or Borrowers ability to repay this Note or perform Borrowers obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrowers behalf is false or misleading in any material respect. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrowers property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrowers property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrowers accounts with Lender.
(g) any of the events described in this default section occurs with respect to any guarantor of this Note.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lenders sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDERS RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on the Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 5.600 percentage points over the index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this
Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, reasonable Lenders attorneys fees and Lenders legal expenses whether or not there is a lawsuit, including attorneys fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Washington. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Washington.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrowers right, title and interest in and to. Borrowers accounts with Lender (whether checking savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lenders office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lenders address shown above written notice of revocation of their authority: STEPHEN G. WELCH, ACTING CFO AND TREASURER; and ROLAND H. WEBB, PRESIDENT AND CHIEF OPERATING OFFICER. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrowers accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lenders internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantors guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual , joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code.
Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

STATUTE OF FRAUDS DISCLOSURE. ORAL AGREEMENTS OR ORAL COMMITMENTS
TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING
REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

LATE CHARGE. If a payment is 15 days or more past due, borrower will be charged a late charge of 5% of the delinquent payment or $5, whichever is greater, subject to a maximum of $100.

ADDENDUM TO PROMISSORY NOTE. AN EXHIBIT TITLED ADDENDUM TO PROMISSORY NOTE IS ATTACHED TO THIS NOTE AND BY THIS REFERENCE MADE A PART OF THIS NOTE AS IF ALL THE PROVISIONS, TERMS AND CONDITIONS OF THE EXHIBIT AHD BEEN FULLY SET FORTH IN THIS NOTE.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party of guarantor or collateral; or impair, fail to realize upon or perfect Lenders security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE
PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE
PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE AND
ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

TODD PACIFIC SHIPYARDS CORPORATION

By:  Stephen G. Welch, Acting CFO and Treasurer

By:  Roland H. Webb, President and Chief Operating Officer



LENDER:  U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION

BY: Kenneth Bodmer


ADDENDUM TO PROMISSORY NOTE

This Addendum supplements the Promissory Note dated March 9,
1995, in the amount of $3,000,000.00 between Todd Pacific
Shipyards Corporation (Borrower) and U.S. Bank of Washington,
National Association (Bank).

INTEREST RATE. Borrower promises to pay interest on the Principal
Balance in accordance with the terms of this Section.

The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this note. Subject to the provisions of this note, Borrower shall have the option from time to time of choosing to pay interest at the rate or rates and for the applicable periods of time based on the rate options provided herein; provided however, that once Borrower notifies Bank of the rate option chosen in accordance with the provisions of this note, such notice shall constitute Borrowers irrevocable request for an Advance hereunder at the rate option specified such notice.

The rate options are the Prime Borrowing Rate and the IBC
Borrowing Rate, each as defined herein.

A.  The Prime Borrowing Rate.

(i) The Prime Borrowing Rate is a per annum rate equal to Banks prime rate plus .60 % per annum.

(ii) Whenever Borrower desire to use the Prime Borrowing Rate option, Borrower shall give Bank notice, which notice shall specify the requested disbursement date and principal amount of the Advance, and that Borrower has chosen the Prime Borrowing Rate option.

(iii) Prepayments of all or any part of the Principal Balance bearing interest at the Prime Borrowing Rate may be made at any time without penalty. Upon prepayment of any such principal amount, Borrower also must pay all accrued interest thereon to the date of prepayment.

(iv) Interest shall accrue on the unpaid Principal Balance at the Prime Borrowing Rate unless and except tot he extent that the IBOR Borrowing Rates in effect. When the Prime Borrowing Rate is effective, the interest rate shall be adjusted without notice effective on the day Banks prime rate changes.

B.  The IBOR Borrowing Rate.

(I) The following terms shall have the following meanings:

Business Day means any day other than a Saturday, Sunday or other day that commercial banks in Seattle, Washington and New York
City are authorized or required by law to close.

IBOR Borrowing Rate Amount means each principal amount for which Borrower chooses to have the IBOR Borrowing Rate apply for any specified IBOR Interest Period.

IBOR Interest Period means as to any IBOR Borrowing Rate Amount, a period of 1,2,3, or 6 months commencing on the date the IBOR Borrowing Rate becomes applicable thereto; provided however, that
(a) no IBOR Interest Period shall be selected which would extend beyond March 1, 1996; (b) any IBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such IBOR Interest Period into another calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such IBOR Interest Period) shall end on the last Business Day of a calendar.

(ii) The IBOR Borrowing Rate is Banks IBOR Rate plus 2.50% per annum. Banks IBOR Rate for any IBOR Interest Period is the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed) equal to the arithmetic average (rounded upward to the nearest 1/16 of 1%) of the rates per annum determined by Bank as of the times specified in Section B(iii) on the date of two (2) Business Days prior to the first day of the applicable IBOR Interest Period as the rates offered to Bank by three Eurodollar money market dealers in such Eurodollar market as may be select by Bank for U.S. dollar deposits to be delivered on the first day of such IBOR Interest Period for the number of months therein; provided, however, that Banks IBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such IBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

(iii) Borrower may obtain IBOR Borrowing Rate quotes from Bank between 8:00 a.m. and 10:00 noon (Seattle, Washington time) on any Business Day. Any IBOR Borrowing Rate quoted (a) before 10:00 a.m. shall be based on Banks IBOR Rate determined as of approximately 8:00 a.m. on such day, and Borrower may request an advance at such rate only by giving Bank notice in accordance with Section B(iv) before 10L:00 a.m. on such date; and (b) between 10:00 a.m. and 10:00 noon shall be based on Banks IBOR Rate determined as of approximately 10:00 a.m. on such day, and Borrower may request an advance at such rate only by giving Bank notice in accordance with Section B(iv) not later than 10:00 noon on such date.

(iv) Whenever Borrower desires to use the IBOR Borrowing Rate option, Borrower shall give Bank irrevocable notice (either in writing or orally and promptly confirmed in writing) between 8:0 a.m. and 12:00 noon (Seattle, Washington time). Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by authorized person(s) and shall specify the requested effective date of the rate, IBOR Interest Period and IBOR Borrowing Rate Amount, and whether Borrower is requesting an new Advance at the IBOR Borrowing Rate, conversion of any portion of the Principal Balance bearing interest at the Prime Borrowing Rate to an IBOR Borrowing Rate Amount, or a new IBOR Interest Period for an outstanding IBOR Borrowing Rate Amount. Notwithstanding any other term of this note, Borrower may elect the IBOR Borrowing Rate in the minimum principal amount of $1,000,000.00 and in integral multiples of $500,00.00 provided, however, that no more than N/A separate IBOR Interest Periods may be in effect at any one time.

(v) Borrower may not prepay all or any part of any IBOR Borrowing
Rate Amount(s).

(vi) If at any time Banks IBOR Rate is unascertainable or unavailable to Bank or if IBOR Rate loans become unlawful, the option to select the IBOR Borrowing Rate shall terminate immediately. If the IBOR Borrowing Rate then is in effect, (a) it shall terminate automatically with respect to all IBOR Borrowing Rate Amounts (i) on the last day of each then applicable IBOR Interest Period, if Bank may lawfully continue to maintain such loans, or (ii) immediately if Bank may not lawfully continue to maintain such loans through such day, and (b) the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

(vii) If at any time after the date hereof (a) any revision in or adoption of any applicable law, rule or regulation or in the interpretation or administration thereof (i) shall subject Bank or its Eurodollar lending office to any tax, duty or other charge, or change the basis to taxation of payments to Bank with respect to any loans bearing interest based on Banks IBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by Bank or its Eurodollar lending office, or impose on Bank or its Eurodollar lending office any other condition affecting any such loans, and
(b) the result of any of the foregoing is (i) to increase the cost to Bank of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this not by Bank or its Eurodollar lending office, Borrower shall pay Bank within 15 days after demand by Bank such additional amount as will compensate Bank for such increased cost or reduction with respect to IBOR periods and not retroactive. The determination hereunder by Bank of such additional amount shall be conclusive in he absence of manifest error. If Bank demands compensation under this Section B(vii), Borrower may upon three business days notice to Bank pay the accrued interest on all IBOR Borrowing Rate Amounts, together with any additional amounts payable under Section b(viii). Upon Borrowers paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such IBOR Borrowing Rate Amounts.

(viii) Upon any termination of any IBOR Borrowing Rate (including but not limited to conversion to another rate) or payment of all or any portion of any IBOR Borrowing Rate Amount on a date other than the last day of the then applicable IBOR Interest Period, including without limitation (a) acceleration in the event of default (b) repayment in repines to notice under Section B(vii), Borrower shall pay to Bank on a demand such amount as Bank reasonable determines (determined as though 100% of the applicable IBOR Borrowing Rate Amount had been funded in the applicable Eurodollar market) is equivalent to all direct or indirect losses, expenses, liabilities or reductions in yield to Bank resulting therefrom, whether incurred in connection with liquidation or reemployment of funds or otherwise.

(ix) If Borrower chooses the IBOR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Bank may have obtained the funds loaned to Borrower from sources other than the applicable Eurodollar market. Banks determination of the IBOR Borrowing rate and any such taxes or charges shall be conclusive in the absence of manifest error.

(x) Notwithstanding any other term of this note, Borrower may not select the IBOR Borrowing Rate if an event of default hereunder has occurred and is continuing.

(xi) Nothing contained in this note, including without limitation the determination of any IBOR Interest Period or Banks quotation of any IBOR Borrowing Rate, shall be construed to prejudice Banks right to decline to make any requested Advance.

BORROWER:
Todd Pacific Shipyards Corporation
By S.G. Welch
Title:  Acting CFO and Treasurer

By:  Rolland Webb
Title:  President and Chief Operating Officer

BANK:
U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION
BY: Kenneth Bodmer
TITLE:  VICE PRESIDENT

WASHINGTON LEGAL BLANK, INC.

This UCC-1 FINANCING STATEMENT is presented for filing pursuant to the WASHINGTON UNIFORM COMMERCIAL CODE, chapter 62A.9 RCW, to perfect a security interest in the below named collateral.
Filing fee: $12.00

1.  DEBTOR(S) (see instruction #2)

x BUSINESS (legal business name and address)

Todd Pacific Shipyards Corporation
1801 16th Avenue S.W.
Seattle, WA  98134

TRADE NAME, DBA, AKA: Todd Shipyards, Todd

2. FOR OFFICE USE ONLY - DO NOT WRITE IN THIS BOX

3.  SECURED PARTY(IES) (name and address)

U. S. Bank of Washington, National Association
1420 Fifth Avenue, 11th Floor
Seattle, WA  98101

4.  ASSIGNEE(S) of SECURED PARTY(IES) if applicable
    (name and address)

5.  SECURED PARTY CONTACT PERSON:  Kenneth L. Bodmer  Phone:
(206) 344-3758

6.  CHECK ONLY IF APPLICABLE: (For definitions of TRANSMITTING
UTILITY AND PRODUCTS OF COLLATERAL, (see instruction sheet.)

7.  THIS FINANCING STATEMENT covers the following collateral:
(Attach additional 8-1/2 x 11 sheet(s) if needed.)

See attached Exhibit A.


8.  RETURN ACKNOWLEDGMENT COPY TO: (name and address)

U. S. Bank of Washington, National Association
1420 Fifth Avenue, 11th Floor
Seattle, WA  98101
Attention:  Kenneth J. Bodmer

9.  FILE WITH:

UNIFORM COMMERCIAL CODE
DEPARTMENT OF LICENSING
P.O. BOX 9660
OLYMPIA, WA 98507-9660
(206) 753-2523

10. FOR OFFICE USE ONLY

11. If collateral is described below, this statement may be signed by the Secured Party instead of the Debtor. Please check the appropriate box, complete the adjacent lines and box 13, if collateral is.

12. DEBTOR NAME(S) AND SIGNATURE(S)

Type Name(s) of Debtor(s) as it appears in Box 1.:  Todd Pacific
Shipyards Corporation

Signature of Debtor(s):

S. G. Welch
Rolland H. Webb

13. SECURED PARTY NAME(S) AND SIGNATURE(S) ARE REQUIRED IF BOX 11
HAS BEEN COMPLETED.

Type Name(s) of secured party(ies) as it appears in Box 3 or 4:
U. S. Bank of Washington, National Association

Signature of Secured Party(ies):  Kenneth L. Bodmer, Vice
President




Exhibit A to UCC-1 Financing Statement
UCC-1 Financing Statement

DEBTOR:  TODD PACIFIC SHIPYARDS CORPORATION
         1801 16th Avenue S.W.
         Seattle, Washington  98134
         Attn: David J. Poston

SECURED PARTY:   U. S. Bank of Washington, National Association
                 1420 Fifth Avenue, 11th Floor
                 Seattle, Washington  98101
                 Attn:  Kenneth Bodmer, Vice President



All of Debtors accounts, chattel paper, and instruments evidencing any accounts now owned or hereafter acquired by Debtor, or in which Debtor has or later obtains an interest, specifically including, without limitation, accounts, chattel paper, and instruments arising out of that certain Jumbo Mark II Class Vessels Construction Contract No. 00-4464 (together with all amendments, modifications, and replacements thereof) entered into by and between Debtor and Washington State Ferries, a division of the Washington State Department of Transportation.

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $3,000,000.00    Loan Date 03-09-1995    Maturity 03-01-
1996    Loan No. 394-18   Call  38832      Collateral  355
Account  8916945162     Officer  54827    Initials

References in the shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan or item.

Borrower:  TODD PACIFIC SHIPYARDS CORPORATION
           1801 16TH AVENUE S.W.
           SEATTLE, WA  98134

Lender:    U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION
           METRO CORPORATE
           1414 4TH AVE
           WWH 470
           SEATTLE, WA 98101


LOAN TYPE. This is a Variable Rate (0.600% over LENDERS PRIME RATE. THIS IS THE RATE OF INTEREST WHICH LENDER FROM TIME TO TIME ESTABLISHES AS ITS PRIME RATE AND IS NOT, FOR EXAMPLE, THE LOWEST RATE OF INTEREST WHICH LENDER COLLECTS FROM ANY BORROWER OR CLASS OF BORROWERS, making an initial rate of 9.600%), Revolving Line of Credit Loan to a Corporation for $3,000,000.00 due on March 1, 1996.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

Business (including Real Estate Investment).

SPECIFIC PURPOSE:  The specific purpose of this loan is:
OPERATING FUNDS IN SUPPORT OF ACCOUNTS RECEIVABLE.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lenders conditions for making the loan have been satisfied. Please disburse the loan proceeds of $3,000,000.00 as follows:

Amount paid to Borrower directly:                $0.00
Undisbursed Funds:                       $3,000,000.00

Note Principal                           $3,000,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:         6,000.00
    $6,000.00 Loan Fees

Other Charges Paid in Cash                      $66.00
    $30.00 PRELIMINARY CODE SEARCH (ESTIMATED)
    $12.00 UCC-1
    $24.00 UCC-11r

Total Charges Paid in Cash:                  $6,066.00


AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrowers account numbered 0017-919424 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

TAX IDENTIFICATION NUMBER CERTIFICATION. Borrower hereby certifies under penalties of perjury that Borrowers Federal Tax
I.D. Number 13-2906669 is correct.

LOAN FEE. .125% annual unused portion fee assessed and collected quarterly in arrears.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWERS FINANCIAL CONDITION AS DISCLOSED IN BORROWERS MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED MARCH 9, 1995.

BORROWER:

TODD PACIFIC SHIPYARDS CORPORATION

BY:  STEPHEN G. WELCH, ACTING CFO AND TREASURER

BY:  ROLAND H. WEBB, PRESIDENT AND CHIEF OPERATING OFFICER